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                              AMERICAN TISSUE INC.,
                                    as Issuer

                                       and

                            THE PLEDGORS PARTY HERETO


                             ----------------------


                               SECURITY AGREEMENT

                            Dated as of July 9, 1999


                             ----------------------




                            THE CHASE MANHATTAN BANK
                                   as Trustee



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                                      Table of Contents

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R E C I T A L S.........................................................................1

AGREEMENT...............................................................................1

Section 1.  Definitions; Interpretation; Resolution of Drafting Ambiguities.............1
            (a) Definitions.............................................................1
            (b) Interpretation.........................................................10
            (c) Resolution of Drafting Ambiguities.....................................11

Section 2.  Pledge.....................................................................11

Section 3.  Secured Obligations........................................................13

Section 4.  No Release.................................................................14

Section 5.  Perfection; Supplements; Further Assurances; Use of Pledged Collateral.....14
            (a) Delivery of Certificated Securities Collateral.........................14
            (b) Perfection of Uncertificated Securities Collateral.....................14
            (c) Financing Statements and Other Filings.................................15
            (d) Motor Vehicles.........................................................15
            (e) Supplements; Further Assurances........................................15
            (f) Use and Pledge of Pledged Collateral...................................15

Section 6.  Representations, Warranties and Covenants..................................16
            (a) Perfection Actions; Prior Liens........................................16
            (b) No Liens...............................................................16
            (c) Other Financing Statements.............................................16
            (d) Chief Executive Office; Change of Name.................................17
            (e) Location of Equipment and Inventory....................................17
            (f) Due Authorization and Issuance.........................................17
            (g) No Violations, etc.....................................................18
            (h) No Options, Warrants, etc..............................................18
            (i) No Claims..............................................................18
            (j) Authorization, Enforceability..........................................18
            (k) No Conflicts, Consents, etc............................................18
            (l) Pledged Collateral.....................................................19
            (m) Insurance..............................................................19
            (n) Payment of Taxes; Claims...............................................20
            (o) Access to Books and Records............................................20
            (p) Acquisition Documents..................................................20

Section 7.  Special Provisions Concerning General Collateral...........................21
            (a) Incorporation by Reference of the Revolving Credit Agreement...........21
            (g) Instruments............................................................21
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            (h) Maintenance of Equipment...............................................21
            (i) Warehouse Receipts Non-Negotiable......................................21
            (j) Consents to Assignment of Contracts....................................22
            (k) Fair Labor Standards Act...............................................22

Section 8.  Special Provisions Concerning Securities Collateral........................22
            (a) Pledge of Additional Securities........................................22
            (b) Voting Rights; Distributions; etc......................................22
            (c) No New Securities......................................................23
            (d) Operative Agreements...................................................23
            (e) Defaults, etc..........................................................24

Section 9.  Special Provisions Concerning Intellectual Property Collateral.............24
            (a) Grant of License.......................................................24
            (b) Registrations..........................................................24
            (c) No Violations or Proceedings...........................................24
            (d) Protection of Trustee's Security.......................................24
            (e) After-Acquired Property................................................25
            (f) Modifications..........................................................25
            (g) Applications...........................................................25
            (h) Litigation.............................................................26

Section 10. Transfers and Other Liens..................................................26

Section 11. Reasonable Care............................................................27

Section 12. Remedies upon Default......................................................27
            (a) Obtaining the Pledged Collateral upon Event of Default.................27
            (b) Disposition of the Pledged Collateral..................................28
            (c) Waiver of Notice and Claims............................................29
            (d) Certain Sales of Pledged Collateral....................................29
            (e) Certain Sales of Securities Collateral.................................29

Section 13. Application of Proceeds....................................................30

Section 14. Miscellaneous..............................................................30
            (a) Expenses...............................................................30
            (b) No Waiver; Cumulative Remedies.........................................30
            (c) Actions by Trustee.....................................................30
            (d) Trustee May Perform; Trustee Appointed Attorney-in-Fact................31
            (e) Indemnity..............................................................31
            (f) Modification in Writing................................................32
            (g) Termination; Release...................................................32
            (h) Notices................................................................32
            (i) Continuing Security Interest; Assignment...............................32
            (j) Joinder of Affiliates..................................................32
            (k) GOVERNING LAW; TERMS...................................................33
            (l) CONSENT TO JURISDICTION AND SERVICE OF PROCESS;
                  WAIVER OF JURY TRIAL.................................................33
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            (m) Severability of Provisions.............................................33
            (n) Execution in Counterparts..............................................33
            (o) Obligations Absolute...................................................34
            (q) Future Advances........................................................34

Signatures.............................................................................55

SCHEDULE I-A  -  Initial Pledged Shares
SCHEDULE I-B  -  Initial Pledged Interests
SCHEDULE II   -  Initial Patents
SCHEDULE III  -  Initial Trademarks
SCHEDULE IV   -  Initial Copyrights
SCHEDULE V    -  Initial Licenses
SCHEDULE VI   -  Boise Equipment
SCHEDULE VII  -  Required Consents

ANNEX A       -  Financing Statements and Other Necessary Filings
ANNEX B-1     -  Primary Prior Liens
ANNEX B-2     -  Secondary Prior Liens
ANNEX B-3     -  Boise Prior Liens
ANNEX C       -  Locations of Pledgors

EXHIBIT 1     -  Form of Issuer Acknowledgment
EXHIBIT 2     -  Form of Securities Pledge Amendment
EXHIBIT 3     -  Form of Joinder Agreement
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                                     -iii-

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                               SECURITY AGREEMENT

     SECURITY AGREEMENT (the "Agreement"), dated as of July 9, 1999, made by AMERICAN TISSUE INC., a Delaware corporation having an office at 135 Engineers Road, Hauppauge, New York 11788 (the "Issuer"), and EACH OF THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO OR FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (collectively, the "Guarantors"), as pledgors, assignors and debtors (the Issuer, together with the Guarantors, in such capacities and together with any successors in such capacities, the "Pledgors", and each, a "Pledgor"), in favor of THE CHASE MANHATTAN BANK, having an office at 450 West 33rd Street, New York, New York 10001, in its capacity as collateral agent and trustee, as pledgee, assignee and secured party (in such capacity and together with any successors in such capacity, the "Trustee") pursuant to the Indenture (as hereinafter defined).

                                R E C I T A L S:

     A. The Issuer, the Guarantors and the Trustee have, in connection with the execution and delivery of this Agreement, entered into a certain indenture, dated as of July 9, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Issuer has issued its 12 1/2% senior secured notes due July 15, 2006 (the "Senior Secured Notes") in the aggregate principal amount of $165,000,000. It is contemplated that Issuer may, after the date hereof, issue exchange notes pursuant to the Indenture ("Exchange Notes"; together with the Senior Secured Notes, the "Notes").

     B. Each Pledgor is or will be the legal and/or beneficial owner of the Pledged Collateral (as hereinafter defined) to be pledged by it hereunder.

     C. This Agreement is given by each Pledgor in favor of the Trustee for its benefit and the benefit of the holders of the Notes (collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

                               A G R E E M E N T:

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Trustee hereby agree as follows:

     Section 1. Definitions; Interpretation; Resolution of Drafting Ambiguities.

     (a) Definitions. Capitalized terms used in this Agreement, but not defined herein shall have the meanings assigned to such terms in the Indenture. The following terms used in this Agreement shall have the following meanings:

     "Accounts" shall mean, collectively, with respect to each Pledgor, all "accounts", as such term is defined in the UCC.

     "Acquisition Document Rights" shall mean, with respect to each Pledgor, collectively, all of such Pledgor's rights, title and interest in, to and under the Acquisition Documents including, without limitation, (a) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and

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                                      -2-


claims for damages or other relief pursuant to or in respect of the Acquisition Documents, (b) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for monetary damages under or in respect of the agreements, documents and instruments referred to in the Acquisition Documents or related thereto and (c) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

     "Acquisition Documents" shall mean, collectively, with respect to each Pledgor, the following agreements, each as amended, amended and restated, supplemented, extended, renewed, replaced or otherwise modified from time to time: the Asset Purchase Agreement and all documents, agreements and other instruments executed and/or delivered in connection therewith or related thereto.

     "Additional Interests" shall mean, with respect to each Pledgor, all options, warrants, rights, agreements, additional membership or partnership interests or other interests relating to each Person described in the definition of Initial Pledged Interests or any interest in any such Person, including, without limitation, all rights, privileges, authority and powers of each Pledgor relating to the equity or membership or partnership interests in any such Person or under the Operative Agreement of any such Person, from time to time acquired by such Pledgor in any manner and the certificates, instruments and agreements, if any, representing such additional interests.

     "Additional Shares" shall mean, with respect to each Pledgor, all additional shares of capital stock of whatever class of any issuer of the Pledged Shares from time to time acquired by such Pledgor in any manner including, without limitation, each corporation hereafter acquired or formed by such Pledgor (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing such additional shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such additional shares.

     "After-Acquired Property" shall have the meaning assigned to such term in the Indenture.

     "Asset Purchase Agreement" shall mean that certain asset purchase agreement dated as of March 24, 1999 by and among Crown Paper Co., Crown Vantage New Hampshire Electric, Inc. and Berlin Mills Railway, Inc., as seller, and American Tissue Holdings Inc. and Pulp & Paper of America LLC, as buyer.

     "Boise Agreement" shall have the meaning assigned to such term in the Indenture.

     "Boise Agreement Lien" shall mean the Lien on the Boise Collateral created in favor of Boise Cascade Corporation pursuant to the terms of the Boise Agreement.

     "Boise Collateral" shall have the meaning assigned to such term in Section 2(d) of this Agreement.

     "Boise Equipment" shall mean all the Equipment listed on Schedule VI of this Agreement.

     "Boise Permitted Liens" shall have the meaning assigned to such term in
Section 6(b) of this Agreement.

     "Boise Prior Liens" shall mean, collectively, the Liens identified in Annex B-3 annexed hereto relating to the items of Pledged Collateral identified in such annex.

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                                      -3-


     "Cash" shall mean, collectively, with respect to each Pledgor, the cash, deposit accounts and collection accounts of such Pledgor wherever located, other than the Collateral Account and Collateral Account Funds.

     "Cash Equivalents" shall have the meaning assigned to such term in the Indenture.

     "Charges" shall mean all property and other taxes, assessments, governmental charges or levies imposed upon, and all claims (including claims for labor, materials, supplies and warehousing and other claims in respect of Property Collateral arising by operation of law) against, the Pledged Collateral.

     "Chattel Paper" shall mean, collectively, with respect to each Pledgor, all "chattel paper", as such term is defined in the UCC.

     "Collateral Account" shall have the meaning assigned to such term in the Indenture.

     "Collateral Account Funds" shall mean, collectively, all funds from time to time on deposit in the Collateral Account; all investments (including, without limitation, Cash Equivalents) and all certificates and instruments from time to time representing or evidencing such investments; all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Trustee for or on behalf of any Pledgor in substitution for, or in addition to, any or all of the Pledged Collateral; and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the items constituting Pledged Collateral.

     "Collateral Documents" shall have the meaning assigned to such term in the Indenture.

     "Contested Liens" shall mean, collectively, any Liens incurred in respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 6(n); provided, however, that such Liens shall in all respects be subject and subordinate in priority to the Lien and security interest created and evidenced by this Agreement, except if and to the extent that the law (including the common law) or regulation creating, permitting or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

     "Contracts" shall mean, collectively, with respect to each Pledgor, all sale, service, performance and equipment or property lease contracts, agreements and grants (whether written or oral, or third party or intercompany), and any other documents (whether written or oral) between such Pledgor and third parties, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof;

     "Copyrights" shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law and whether established or registered in the United States or any other country) owned by or assigned to such Pledgor, including, without limitation, the copyrights, registrations and applications listed in Schedule IV annexed hereto, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

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                                      -4-


     "Distributions" shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.

     "Documents" shall mean, collectively, the Primary Documents and the Secondary Documents.

     "Equipment" shall mean, collectively, with respect to each Pledgor, all "equipment", as such term is defined in the UCC, and, in any event shall include, without limitation, the Boise Equipment, the Existing Mortgage Equipment and all other machinery, apparatus, equipment, office machinery, electronic data-processing equipment, computers and computer hardware and software (whether owned or licensed), furniture, conveyors, tools, materials, storage and handling equipment, automotive equipment, motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership, and all other equipment of every kind and nature owned by such Pledgor or in which such Pledgor may have any interest (to the extent of such interest) and all modifications, renewals, improvements, alterations, repairs, substitutions, attachments, additions, accessions and other property now or hereafter affixed thereto or used in connection therewith, all replacements and all parts therefor and together with all substitutes for any of the foregoing.

     "Event of Default" shall have the meaning assigned to such term in the Indenture.

     "Existing Mortgage Equipment" shall mean the Equipment encumbered by the Existing Mortgage Lien.

     "Existing Mortgage Loans" shall have the meaning assigned to such terms in the Indenture.

     "Existing Mortgage Lien" shall mean the Lien securing the Existing Mortgage Loans.

     "Foreign Subsidiary" shall have the meaning assigned to such term in the Indenture.

     "Guarantee Obligation" shall have the meaning assigned to such term in the Indenture.

     "General Collateral" shall mean the Pledged Collateral other than the Securities Collateral and the Intellectual Property Collateral.

     "Goodwill" shall mean, with respect to each Pledgor, the entire goodwill connected with such Pledgor's business and, in any event shall include, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property Collateral in which such Pledgor has any interest,
(ii) all know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures, formulae, descriptions, name plates, catalogs, confidential information, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Pledgor's business.

     "Governmental Authority" shall mean any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving body including, without limitation, those governing the regulation and protection of the environment.

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                                      -5-


     "Guarantors" shall have the meaning assigned to such term in the Preamble of this Agreement.

     "Indenture" shall have the meaning assigned to such term in Recital A of this Agreement.

     "Initial Pledged Interests" shall mean, with respect to each Pledgor, all membership interests and/or partnership interests, as applicable, of each Person described in Schedule I-B annexed hereto and each other limited liability company or partnership hereafter acquired or formed by such Pledgor, together with all rights, privileges, authority and powers of such Pledgor in and to each such Person or under Operative Agreement of each such Person, and the certificates, instruments and agreements, if any, representing such membership or partnership interests.

     "Instruments" shall mean, collectively, with respect to each Pledgor, all "instruments", as such term is defined in the UCC, relating to any of the Collateral, and in any event shall include, without limitation, all promissory notes, drafts, bills of exchange or acceptances relating to any of the Secondary Collateral.

     "Insurance Policies" shall mean, collectively, with respect to each Pledgor, subject to the provisions of the Intercreditor Agreements, all insurance policies held by such Pledgor or naming such Pledgor as insured, additional insured or loss payee (including, without limitation, casualty insurance, liability insurance, property insurance and business interruption insurance), all such insurance policies entered into after the date hereof, other than insurance policies (or certificates of insurance evidencing such insurance policies) relating to health and welfare insurance and life insurance policies in which such Pledgor is not named as beneficiary (i.e., insurance policies that are not "Key Man" insurance policies) and all rights, claims and recoveries relating thereto (including, without limitation, all dividends, returned premiums and other rights to receive money in respect of any of the foregoing).

     "Intangibles" shall mean, collectively, the Primary Intangibles and the Secondary Intangibles.

     "Intellectual Property Collateral" shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

     "Intercreditor Agreements" shall have the meaning assigned to such term in the Indenture.

     "Inventory" shall mean, collectively, with respect to each Pledgor, all "inventory", as such term is defined in the UCC, of such Pledgor wherever located and of every class, kind and description.

     "Investment Property" shall mean, collectively, with respect to each Pledgor, all "investment property", as such term is defined in the UCC, other than Securities Collateral.

     "Issuer" shall have the meaning assigned to such term in the Preamble of this Agreement.

     "Joinder Agreement" shall mean the form of joinder agreement attached hereto as Exhibit 3.

     "Licenses" shall mean, collectively, with respect to each Pledgor, all license and distribution agreements and covenants not to sue with any other party with respect to any Patent, Trademark, or Copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement including, without limitation, the license and distribution agreements listed in Schedule V annexed hereto, along with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights.

     "Lien" shall have the meaning assigned to such term in the Indenture.

     "Miscellaneous Collateral" shall mean, collectively, with respect to each Pledgor, any and all property or assets of such Pledgor whether tangible or intangible, fixed or liquid other than Pledged Collateral (excluding Pledged Collateral of the type described in clause ((Miscellaneous Collateral)) of Subsection 2(a) of this Agreement.

     "Notes" shall have the meaning assigned to such term in Recital A of this Agreement.

     "Operative Agreement" shall mean any membership or partnership agreement of any limited liability company or partnership.

     "Patents" shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country), including, without limitation, the patents, patent applications, registrations and recordings listed in Schedule II annexed hereto, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present and future infringements thereof.

     "Permitted Indenture Liens" shall mean (i) with respect to all Pledged Collateral, the Liens of the type described in clauses (4), (5), (10) (only to the extent the applicable Pledgor has used its commercially reasonable effects to obtain waivers of landlord's liens as required by Section 6(d) of this Agreement and has nevertheless failed to obtain the same) (18) (provided, however, that with respect to the Lien described in clause (18) of the definition of Permitted Liens such Lien shall not extend to or cover any property or asset other than the property or asset leased pursuant to the capital lease or operating lease in question) and (20) of the definition of Permitted Liens, (ii) with respect to any Secondary Collateral, the Liens of the type described in clauses (6), (12), (14) (16) (17), (24) and (27) of the definition of Permitted Liens solely to the extent permitted to be a Lien on such Secondary Collateral pursuant to the Revolving Credit Agreement and (iii) with respect to any After-Acquired Property, the Liens of the type described in clause (11) (provided, however, such Lien shall extend only to After-Acquired Property at any time having a fair market value not to exceed $5 million) and
(28) (provided, however, such Lien shall extend only After-Acquired Property at any time having a fair market value not to exceed $10 million) of the definition of Permitted Liens.

     "Permitted Liens" shall have the meaning assigned to such term in the Indenture.

     "Person" shall have the meaning assigned to such term in the Indenture.

     "Pledge Amendment" shall mean a pledge amendment delivered to the Trustee in substantially the form of Exhibit 2 annexed hereto.

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                                      -7-


     "Pledged Collateral" shall have the meaning assigned to such term in
Section 2(a) of this Agreement.

     "Pledged Collateral Permitted Liens" shall mean, collectively, the Primary Permitted Liens, the Secondary Permitted Liens and/or the Boise Permitted Liens, as applicable.

     "Pledged Interests" shall mean, collectively, the Initial Pledged Interests and the Additional Interests.

     "Pledged Securities" shall mean, collectively, the Pledged Interests, the Pledged Shares and the Successor Interests.

     "Pledged Shares" shall mean, collectively, with respect to each Pledgor,
(i) the issued and outstanding shares of capital stock of each Person described in Schedule I-A annexed hereto (which are and shall remain at all times until this Agreement terminates, certificated shares), including the certificates representing the Pledged Shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Shares and
(ii) all Additional Shares; provided, however, that such Pledgor shall not be required to pledge shares possessing more than 65% of the voting power of all classes of capital stock entitled to vote of any Subsidiary which is a controlled foreign corporation (as defined in Section 957(a) of the Tax Code) and, in any event, shall not be required to pledge the shares of stock of any Subsidiary otherwise required to be pledged pursuant to this Agreement to the extent that such pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Tax Code, which investment would trigger an increase in the gross income of a United States shareholder of such Pledgor pursuant to Section 951 (or a successor provision) of the Tax Code.

     "Pledgor" shall have the meaning assigned to such term in the Preamble of this Agreement.

     "Primary Collateral" shall have the meaning assigned to such term in
Section 2(b) of this Agreement.

     "Primary Documents" shall mean, collectively, with respect to each Pledgor, all "documents", as such term is defined in the UCC, of such Pledgor, relating to any of the Primary Collateral, and in any event, shall include, without limitation, all receipts of such Pledgor covering, evidencing or representing Inventory or Equipment (excluding the Existing Mortgage Equipment).

     "Primary Intangibles" shall mean, collectively, with respect to each Pledgor, all "general intangibles", as such term is defined in the UCC, of such Pledgor, relating to the Primary Collateral specified in clauses (i) through
(viii) of Section 2(b) hereof and, in any event shall include, without limitation, (i) all of such Pledgor's rights, title and interest in, to and under all Contracts and Insurance Policies included in the Primary Collateral,
(ii) all manuals, blueprints, know-how, warranties and records in connection with the Equipment (excluding the Existing Mortgage Equipment), (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith relating to any of the Primary Collateral specified in clauses (i) through (viii) of Section 2(b) hereof, (iv) all lists, books, records, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Primary Collateral specified in clauses (i) through (viii) of Section 2(b) hereof including, without limitation, all customer lists, identification of suppliers, data, plans, blueprints, specification designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like pertaining to any of the Primary Collateral specified in clauses (i) through (viii) of Section 2(b) hereof, field repair data, sales data and other information relating to sales of products now or hereafter manufactured, distributed or franchised by such Pledgor, accounting information pertaining to any of the Primary Collateral specified in clauses (i) through
(viii) of Section 2(b) hereof and all media in which or on which any of the information or knowledge or data or records relating to any of the Primary Collateral specified in clauses (i) through (viii) of Section 2(b) hereof may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (v) all licenses, consents, permits, variances, certifications and approvals of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter held by such Pledgor or any of the Primary Collateral specified in clauses (i) through (viii) of Section 2(b) hereof now or hereafter held by such Pledgor, and (vi) all rights to refund or indemnification to the extent the foregoing relate to any Primary Collateral specified in clauses (i) through
(viii) of Section 2(b) hereof and claims for tax or other refunds against any city, county or state or federal government, or any agency or authority or other subdivision thereof relating to any real property provided, however, that Primary Intangibles shall not include any of the foregoing or other document set forth in Schedule VII annexed hereto to the extent that such Pledgor is prohibited from granting a Lien thereon or applicable law provides for the involuntary forfeiture thereof in the event that a Lien is granted thereon without the consent of the appropriate Person or Governmental Authority; provided, further, that in the event of the termination or elimination of any prohibition or requirement for any consent contained in any law, rule, regulation, contract, agreement, grant or other document, or upon the granting of any consent, the contract, agreement, grant or other document so excluded from the definition of Primary Intangibles by virtue of the immediately preceding proviso shall (without any act or delivery by any Person) constitute a Primary Intangible hereunder.

     "Primary Permitted Liens" shall have the meaning assigned to such term in
Section 6(b) of this Agreement.

     "Primary Prior Liens" shall mean, collectively, the Liens identified in Annex B-1 annexed hereto relating to the items of Pledged Collateral identified in such Annex.

     "Proceeds" shall mean all "proceeds", as such term is defined in the UCC or under other relevant law, and in any event shall include, without limitation, any and all (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty, guaranty or claim payable to the Trustee or to such Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to such Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any Governmental Authority (or any Person acting on behalf of a Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Pledged Collateral, (iv) products of the Pledged Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

     "Purchase Money Lien" shall have the meaning assigned to such term in the Indenture.

     "Revolving Credit Agreement" shall mean that certain amended and restated loan and security agreement, dated as of the date hereof among LaSalle Bank National Association, for itself and as agent for all lenders that are now or hereafter parties to such agreement, certain other lenders and certain of the Pledgors and all Exhibits, Annexes, Schedules and other addenda thereto, together with all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modification, thereof.

     "Revolving Credit Facility" shall have the meaning assigned to such term in the Indenture.

     "Revolving Credit Lien" shall mean the Lien securing the Revolving Credit Facility.

     "Secondary Collateral" shall have the meaning assigned to such term in
Section 2(b) of this Agreement.

     "Secondary Documents" shall mean, collectively, with respect to each Pledgor, all "documents" as such term is defined in the UCC, of such Pledgor, relating to any of the Secondary Collateral, and in any event shall include, without limitation, all receipts of such Pledgor covering, evidencing or representing Inventory or Existing Mortgage Equipment.

     "Secondary Intangibles" shall mean, collectively, with respect to each Pledgor, all "general intangibles", as such term is defined in the UCC, of such Pledgor, relating to any of the Secondary Collateral specified in clauses (i) through (ix) of Section 2(c) hereof and, in any event including, without limitation, (i) all of such Pledgor's rights, title and interest in, to and under all Contracts and Insurance Policies included in the Secondary Collateral,
(ii) all manuals, blueprints, know-how, warranties and records in connection with the Existing Mortgage Equipment, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith relating to any of the Secondary Collateral specified in clauses (i) through (ix) of Section 2(c) hereof, (iv) all lists, books, records, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Secondary Collateral specified in clauses (i) through
(ix) of Section 2(c) hereof including, without limitation, all customer lists, identification of suppliers, data, plans, blueprints, specification designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like pertaining to any of the Secondary Collateral specified in clauses (i) through (ix) of Section 2(c) hereof, field repair data, sales data and other information relating to sales of products now or hereafter manufactured, distributed or franchised by such Pledgor, accounting information pertaining to any of the Secondary Collateral specified in clauses (i) through (ix) of Section 2(c) hereof and all media in which or on which any of the information or knowledge or data or records relating to any of the Secondary Collateral may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (v) all licenses, consents, permits, variances, certifications and approvals of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter held by such Pledgor pertaining to any of the Secondary Collateral specified in clauses (i) through (ix) of Section 2(c) hereof now or hereafter held by such Pledgor, and (vi) all rights to refund or indemnification to the extent the foregoing relate to any of the Secondary Collateral specified in clauses (i) through (ix) of Section 2(c) hereof and income tax refunds, claims for tax or other refunds against any city, county or state or federal government, or any agency or authority or other subdivision thereof, except any claims for tax or other refunds constituting Primary Intangibles provided, however, that Secondary Intangibles shall not include any of the foregoing or other document set forth in Schedule VII annexed hereto to the extent that such Pledgor is prohibited from granting a Lien thereon or applicable law provides for the involuntary forfeiture thereof in the event that a Lien is granted thereon without the consent of the appropriate Person of Governmental Authority; provided, further, that in the event of the termination or elimination of any prohibition or requirement for any consent contained in any law, rule, regulation, contract, agreement, grant or other document, or upon the granting of any consent, the contract, agreement, grant or other document so excluded from the definition of Secondary Intangible by virtue of the immediately preceding proviso shall (without any act or delivery by any Person) constitute a Secondary Intangible hereunder.

     "Secondary Permitted Liens" shall have the meaning assigned to such term in
Section 6(b) of this Agreement.

     "Secondary Prior Liens" shall mean, collectively, the Liens identified in Annex B-2 annexed hereto relating to the items of Pledged Collateral identified in such Annex.

     "Secured Obligations" shall have the meaning assigned to such term in
Section 3 of this Agreement.

     "Secured Parties" shall have the meaning assigned to such term in Recital C of this Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Collateral" shall mean, collectively, the Pledged Securities and the Distributions.

     "Subsidiary" shall have the meaning assigned to such term in the Indenture.

     "Subsidiary Guarantee" shall have the meaning assigned to such term in the Indenture.

     "Successor Interests" shall mean, collectively, with respect to each Pledgor, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from any consolidation or merger in which any Person listed in Schedule I-A or Schedule I-B annexed hereto is not the surviving entity; provided, however, that such pledge shall in no event affect the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Indenture.

     "Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Trademarks" shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), logos, federal and state trademark registrations and applications made by such Pledgor, common law trademarks and trade names owned by or assigned to such Pledgor and all registrations and applications for the foregoing, including, without limitation, the registrations and applications listed in Schedule III annexed hereto, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

     "Trust Moneys" shall have the meaning assigned to such term in the Indenture.

     "Trustee" shall have the meaning assigned to such term in the Preamble of this Agreement.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

     (b) Interpretation. In this Agreement, unless otherwise specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender, (iii) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent", "approve" and "agree", and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question, (vi) the words "include" and "including", and words of similar import, shall be deemed to be followed by the words "without limitation", (vii) the words "hereto", "herein", "hereof" and "hereunder", and words of similar import, refer to this Agreement in its entirety, (viii) unless otherwise expressly indicated, references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Agreement, (ix) the Schedules and Exhibits to this Security Agreement are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of this Agreement, and (xi) all obligations of each Pledgor hereunder shall be satisfied by each Pledgor at each Pledgor's sole cost and expense.

     (c) Resolution of Drafting Ambiguities. Each Pledgor acknowledges that it was represented by counsel in connection with this Agreement, that it and its counsel reviewed and participated in the preparation and negotiation of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Trustee) shall not be employed in the interpretation of this Agreement.

     Section 2. Pledge. (a), As collateral security for the payment and performance when due of all the Secured Obligations, each Pledgor hereby, subject to the terms of the Intercreditor Agreements, pledges, assigns, transfers and grants to the Trustee for its benefit and the benefit of the other Secured Parties, a continuing security interest in and to and pledge of all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Pledged Collateral"):

       (i)    Accounts;

       (ii)   Inventory;

       (iii)  Equipment;

       (iv)   Intangibles;

       (v)    Pledged Securities;

       (vi)   Distributions;

       (vii)  Intellectual Property Collateral;

       (viii) Documents;

       (ix)   Instruments;

       (x)    Acquisition Document Rights;

       (xi)   the Collateral Account and all Collateral Account Funds;

       (xii)  Cash;

       (xiii) Chattel Paper;

       (xiv)  Investment Property;

       (xv)   Miscellaneous Collateral;

       (xvi)  Proceeds of any and all of the foregoing.

     (b) The security interest created by Section 2(a) above shall be a continuing first priority security interest, subject only to Primary Permitted Liens, in and to all of the right, title and interest of each Pledgor in to and under the following property (collectively, the "Primary Collateral"):

       (i) Equipment (excluding the Existing Mortgage Equipment and the Boise Equipment);

       (ii)   Pledged Securities;

       (iii)  Distributions;

       (iv)   Intellectual Property Collateral;

       (v)    Primary Documents;;

       (vi) Acquisition Document Rights (to the extent related to the Primary Collateral set forth in clauses (i) through (v) and (vii) through
              (ix) of this Section 2(b));

       (vii)  the Collateral Account and Collateral Funds;

       (viii) Miscellaneous Collateral;

       (ix)   Primary Intangibles; and

       (x) any and all Proceeds of the Pledgor Collateral of the type described in clauses (i) through (ix) of this Section 2(b).

     (c) The security interest created by Section 2(a) above shall be a continuing security interest (which security interest shall be subject and subordinated only to Secondary Permitted Liens) in and to all of the right, title and interest of each Pledgor in, to and under the following property (collectively, the "Secondary Collateral"):

       (i)    Accounts;

       (ii)   Inventory;

       (iii)  Existing Mortgage Equipment;

       (iv)   Cash;

       (v)    Chattel Paper;

       (vi)   Investment Property;

       (vii)  Secondary Documents;

       (viii) Instruments;

       (ix) Acquisition Document Rights (to the extent related to the Secondary Collateral set forth in clauses (i) through (viii) and
              (x) of this Section 2(c));

       (x)    Secondary Intangibles; and

       (xi) any and all Proceeds of the Pledged Collateral of the type described in clauses (i) through (x) of this Section 2(c).

     (d) The security interest created by Section 2(a) above shall be a continuing security interest (which security interest shall be (i) subject and subordinated only to Boise Permitted Liens and (ii) equal in right to participate in the distribution of proceeds with the Boise Agreement Lien as contemplated in the Indenture and the Intercreditor Agreements in and to all of the right, title and interest of Pledgor in, to and under the following property (collectively, the "Boise Collateral"):

       (i)    all Boise Equipment; and

       (ii)   all Proceeds of the Boise Equipment.

     (e) Notwithstanding the foregoing provisions of this Section 2, the Pledged Collateral shall not include any property or asset hereafter acquired by Pledgor which is subject to a Purchase Money Lien; provided, further, that at such time as such property or asset is no longer subject to such Purchase Money Lien, such property or asset shall (without any act or delivery by any Person) constitute Pledged Collateral hereunder.

     Section 3. Secured Obligations. This Agreement secures, and (i) the Pledged Collateral pledged by the Issuer is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of all Obligations of the Issuer now existing or hereafter arising under or in respect of the Indenture and the Notes, (including, without limitation, the obligations of the Issuer to pay principal of, premium, if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or become due under or in connection with the Indenture and the Notes, (ii) the Pledged Collateral pledged by each Guarantor is collateral security for the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of the Guarantee Obligations of such Guarantor (including, without limitation, the obligations of such Guarantor to pay, pursuant to the provisions of the Subsidiary Guarantee, principal of, premium if any, and interest on the

Notes when due and payable), and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and all other amounts due or to become due under or in connection with the Indenture and the Notes and (iii) without duplication of the amounts described in clauses (i) and (ii), all obligations of each Pledgor now existing or hereafter arising under or in respect of this Agreement or any other Collateral Document, including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement or in any other Collateral Document, in each case whether in the regular course of business or otherwise (the obligations described in clauses
(i), (ii) and (iii) of this Section 3, collectively, the "Secured Obligations"). The liability of each Guarantor hereunder and each other Collateral Document, to which it is a party, shall be subject to the provisions of and limited to the extent set forth in the Indenture.

     Section 4. No Release. Except to the extent limited by the Indenture, nothing set forth in this Agreement shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Trustee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor's part to be so performed or observed or shall impose any liability on the Trustee or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of each Pledgor referred to in this Section 4 shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under this Agreement.

     Section 5. Perfection; Supplements; Further Assurances; Use of Pledged Collateral.

     (a) Delivery of Certificated Securities Collateral. All certificates, agreements or instruments representing or evidencing the Securities Collateral, to the extent not previously delivered to the Trustee, shall with reasonable promptness following receipt thereof by any Pledgor be delivered to and held by or on behalf of the Trustee pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Trustee. The Trustee shall have the right, at any time upon the occurrence and during the continuance of any Event of Default and without notice to any Pledgor, to endorse, assign or otherwise transfer to or to register in the name of the Trustee or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the Lien and security interest hereunder. In addition, the Trustee shall have the right at any time to exchange certificates representing or evidencing Pledged Securities for certificates of smaller or larger denominations.

     (b) Perfection of Uncertificated Securities Collateral. If any issuer of Pledged Securities is organized in a jurisdiction which does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, record such pledge on the equityholder register or the books of the issuer, cause the issuer to execute and deliver to the Trustee an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 annexed hereto, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Trustee the right to transfer such Pledged Securities under the terms hereof and provide to the Trustee an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, confirming such pledge.

     (c) Financing Statements and Other Filings. The only filings, registrations and recordings necessary to perfect the security interest granted by each Pledgor to the Trustee pursuant to this Agreement in respect of the Pledged Collateral are listed in Annex A annexed hereto to the extent that a security interest in such Pledged Collateral can be perfected by such filing, registration or recording. All such filings, registrations and recordings will be filed, registered and recorded contemporaneously with or as soon as possible following the execution of the Indenture and Collateral Documents. Each Pledgor agrees that at any time and from time to time, it will execute and, at the sole cost and expense of the Pledgors file and refile, or permit the Trustee to file and refile (upon the refusal of the Pledgors to do so in violation of this Agreement), such financing statements, continuation statements and other documents (including, without limitation, this Agreement), in form reasonably acceptable to the Trustee, in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) as the Trustee may deem necessary or reasonably appropriate, wherever required or permitted by law in order to perfect and continue a valid, enforceable, Lien on and security interest in the Pledged Collateral as provided herein and, as against third parties, with respect to any Pledged Collateral. Without limiting each Pledgor's obligation to make such filings, each Pledgor authorizes the Trustee following the occurrence and during the continuance of an Event of Default to file, upon notice to Pledgor, at the sole cost and expense of such Pledgor, any such financing or continuation statements or other documents without the signature of such Pledgor to the fullest extent permitted by applicable law.

     (d) Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall, upon the request of the Trustee, deliver to the Trustee originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by certificates of title or ownership owned by it) with the Trustee listed therein as lienholder.

     (e) Supplements; Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver to the Trustee such additional assignments, agreements, supplements, powers and instruments, as shall be required or permitted by law, and as shall from time to time be reasonably requested by the Trustee in writing, in order to perfect, preserve and protect the Lien on and security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Trustee hereunder, to carry into effect the purposes of this Agreement or better to assure and confirm unto the Trustee or permit the Trustee to exercise and enforce its respective rights, powers and remedies hereunder with respect to any Pledged Collateral. Without limiting the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Trustee from time to time such lists, descriptions and designations of the Pledged Collateral, copies of schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances and following a Default copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, or instruments, and as shall from time to time be reasonably requested by the Trustee in writing. The Trustee may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Trustee may be advised by counsel shall be necessary to prevent any material impairment of the Lien on and security interest in or perfection of the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

     (f) Use and Pledge of Pledged Collateral. Unless an Event of Default shall have occurred and be continuing, the Trustee shall from time to time execute and deliver, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use, enjoy and protect the Pledged Collateral, except as may be expressly prohibited by the terms of this Agreement or the Indenture. The Pledgors and the Trustee acknowledge that this Agreement is intended to grant to the Trustee for the benefit of the Secured Parties a Lien on and security interest in the Pledged Collateral and shall not constitute or create a present assignment of any of the Pledged Collateral.

     Section 6. Representations, Warranties and Covenants. Each Pledgor represents, warrants and covenants as follows:

          (a) Perfection Actions; Prior Liens. Upon the completion of the deliveries, filings and other actions contemplated in Sections 5(a) through 5(c) hereof, the Lien and security interest granted to the Trustee for its benefit and the benefit of other Secured Parties pursuant to this Agreement in and to the Pledged Collateral will constitute (i) as to the Primary Collateral, a perfected Lien superior and prior to the rights of all other Persons therein other than the holders of (A) the Primary Prior Liens and
     (B) Contested Liens, (ii) as to the Secondary Collateral, a perfected Lien superior and prior to the rights of all other Persons therein other than the holders of (A) Secondary Prior Liens and (B) Contested Liens and (iii) as to the Boise Collateral, a perfected Lien superior and prior to the rights of all other Persons therein other than the holders of (A) the Boise Prior Liens and (B) Contested Liens; provided, however, that the representations and warranties set forth above in this Section 6(a) with respect to the perfection or priority of the Pledgors to any Pledged Collateral subject to the security interests granted hereby shall not be deemed to be untrue when made or deemed made for purposes of this Agreement and the Indenture unless as of the date hereof such representations and warranties fail to be true with respect to Pledged Collateral having an aggregate fair market value as of the date hereof of more than $250,000.

          (b) No Liens. With respect to the Primary Collateral, such Pledgor is as of the date hereof, and, as to Primary Collateral acquired by it from time to time after the date hereof, such Pledgor will own or have the right to use all Primary Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than (i) Primary Prior Liens, (ii) the Lien and security interest created by this Agreement, (iii) Contested Liens and (iv) Permitted Indenture Liens (the Liens described in clauses (i) through (iv) of this sentence, collectively, "Primary Permitted Liens"). With respect to the Secondary Collateral, such Pledgor is as of the date hereof, and as to the Secondary Collateral acquired by it from time to time after the date hereof, such Pledgor will own or have the right to use all the Secondary Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than (i) Secondary Prior Liens, (ii) the Lien and security interest created by this Agreement, (iii) Contested Liens and (iv) Permitted Indenture Liens (the Liens described in clauses (i) through (iv) of this sentence, collectively, "Secondary Permitted Liens"). With respect to the Boise Collateral, such Pledgor is as of the date hereof, and as to the Boise Collateral acquired by it from time to time after the date hereof, such Pledgor will own or have the right to use all the Boise Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than
     (i) Boise Prior Liens, (ii) the Lien and security interest created by this Agreement, (iii) Contested Liens and (iv) Permitted Indenture Liens (the Liens described in clauses (i) through (iv) of this sentence, collectively, "Boise Permitted Liens"). Each Pledgor shall defend the Pledged Collateral pledged by it hereunder against all claims and demands of all Persons at any time claiming any interest therein adverse to the Trustee or any other Secured Party. There is no agreement, and no Pledgor shall enter into any agreement or take any other action, that would result in the imposition of any Lien, restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgors' obligations or the rights of the Trustee hereunder other than any agreement or action relating to Pledged Collateral Permitted Liens.

          (c) Other Financing Statements. There is no (nor will be any) valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in (i) the Primary Collateral other than the financing statements or similar statements or instruments filed in respect of the Primary Permitted Liens, (ii) the Secondary Collateral other than the financing statements in respect of the Secondary Permitted Liens or (iii) the Boise Collateral other than the financing statements in respect of the Boise Permitted Liens, and so long as any of the Secured Obligations remain unpaid, no Pledgor shall execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Primary Collateral, Secondary Collateral and Boise Collateral, except, in each case, financing statements filed or to be filed in respect of Primary Permitted Liens, Secondary Permitted Liens and Boise Permitted Liens, respectively.

          (d) Chief Executive Office; Change of Name. The chief executive office of such Pledgor is located at the address indicated next to its name in Annex C annexed hereto. Such Pledgor shall not move its chief executive office, except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 6(d). Such Pledgor shall not establish a new location for its chief executive office nor shall it change its name until (i) it shall have given the Trustee not less than fifteen (15) days' prior written notice of its intention so to do, clearly setting forth the new address or name and providing such other information in connection therewith as the Trustee may reasonably request and (ii) with respect to such new location or name, such Pledgor shall have taken all action required or permitted by law to maintain the perfection and priority of the Lien and security interest of the Trustee for its benefit and for the benefit of the other Secured Parties on and in the Pledged Collateral intended to be granted hereby, including, without limitation, using its commercially reasonable efforts to obtain waivers of landlord's or warehouseman's liens with respect to such new location.

          (e) Location of Equipment and Inventory. All Equipment (other than motor vehicles or rolling stock when in use) and Inventory held on the date hereof by such Pledgor is located at the addresses indicated next to its name in Annex C annexed hereto. All Equipment and Inventory now held or subsequently acquired shall be kept at one or more of the locations listed in Annex C annexed hereto, or such new location as such Pledgor may establish if (i) it shall have given to the Trustee at least fifteen (15) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Trustee may reasonably request, and (ii) with respect to such new location, such Pledgor shall have taken all reasonable action satisfactory to the Trustee to maintain the perfection and priority of the security interest of the Trustee for the benefit of the other Secured Parties on and in the Pledged Collateral intended to be granted hereby, including, without limitation using commercially reasonable efforts to obtain waivers of landlord's or warehouseman's liens with respect to such new location; provided, however, that with respect to moveable Equipment,
     (i) such Pledgor shall not be required to comply with the requirements of clause (i) of this Section 6(e) if such Equipment is moved to any of the other locations listed on Annex C and such relocation does not impair the perfection or priority of the security interest of the Trustee and (ii) such Pledgor may relocate such Equipment to Mexico so long as such Pledgor shall comply with the provisions of Section 10.01(c) of the Indenture.

          (f) Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such issuance, duly authorized, validly issued and fully paid and nonassessable, except as provided in Section 630 of the New York Business Corporation Law. All of the Initial Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Pledgor to any issuer of the Initial Pledged Interests in exchange for or in connection with the issuance of the Initial Pledged Interests or any Pledgor's status as a partner or a member of any issuer of the Initial Pledged Interests.

          (g) No Violations, etc. The pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board.

          (h) No Options, Warrants, etc. There are no options, warrants, calls, rights, commitments or agreements of any character to which such Pledgor is a party or by which it is bound obligating such Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Securities or obligating such Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings to which such Pledgor is a party with respect to the transfer, voting or exercise of any other right of the equity interests of any issuer of the Pledged Securities.

          (i) No Claims. Subject to the Pledged Collateral Permitted Liens and the Intercreditor Agreements and except as disclosed in that certain offering memorandum relating to the issuance of the Notes, such Pledgor owns or has rights in all the Pledged Collateral now in existence and created or acquired by such Pledgor and to the extent pledged by it hereunder and such Pledged Collateral, together with all other Collateral pledged under the Collateral Documents on the date hereof, constitute all the properties or assets used in, necessary for or material to such Pledgor's business as currently conducted and as contemplated to be conducted pursuant to the Indenture and the Collateral Documents. To the knowledge of such Pledgor, after due inquiry, the use by such Pledgor of such Pledged Collateral and all such rights with respect to the foregoing do not infringe on the rights of any Person, other than any such infringements which individually or in the aggregate would not have a material adverse affect on the operations of the business of such Pledgor as currently conducted. To the knowledge of such Pledgor, after due inquiry, no claim, other than any such claim which would not have a material adverse affect on the operations of the business of such Pledgor as currently conducted, has been received and remains outstanding that such Pledgor's use of any Pledged Collateral does or may violate the rights of any third Person.

          (j) Authorization, Enforceability. Such Pledgor has the requisite organizational power, authority and legal right to pledge and grant a Lien on and security interest in all the Pledged Collateral pledged by it pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by
     (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws relating to or limiting rights and remedies of creditors generally, by (ii) the effect of the application of general equitable principles (whether applied in a proceeding at law or in equity), and the discretion of the court where such proceeding is brought,
     (iii) the effect of the application of due process and public policy considerations and the availability of certain equitable remedies may be limited by equitable principles of general applicability.

          (k) No Conflicts, Consents, etc. Neither the execution and delivery of this Agreement by each Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates any charter or by-laws or other organizational document of such Pledgor or any issuer of Pledged Securities, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which such Pledgor is a party, or by which it may be bound or to which any of its properties or assets may be subject, which violation or conflict would have a material adverse effect on the value of the Pledged Collateral taken as a whole or an adverse effect on the Lien and security interests granted hereunder, (iii) violates any law, order, rule or regulation applicable to any such Pledgor of any Governmental Authority having jurisdiction over such Pledgor or its property, which violation would have a material adverse effect on the value of the Pledged Collateral taken as a whole or an adverse effect on the Lien and security interests granted hereunder or (iv) results in or requires the creation or imposition of any Lien (other than the Liens contemplated hereby and described in the Intercreditor Agreements) upon or with respect to any of the Pledged Collateral now owned or which may hereafter be acquired by such Pledgor. Except as disclosed in Schedule VII annexed hereto, no consent of any party (including, without limitation, equityholders or creditors of such Pledgor or any account debtor under a Receivable) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person, except as required in accordance with
     Section 5(c) hereof, is required for (x) the pledge by such Pledgor of the Pledged Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor, (y) except as may be provided in the Intercreditor Agreements, the exercise by the Trustee of the rights provided for in this Agreement or (z) except as may be provided in the Intercreditor Agreements, the exercise by the Trustee of the remedies in respect of the Pledged Collateral pursuant to this Agreement. In the event that upon the occurrence and during the continuance of an Event of Default, the Trustee desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the request of the Trustee, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Trustee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

          (l) Pledged Collateral. All information set forth herein, including the schedules and annexes attached hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the annexes and schedules attached hereto constitutes materially all of the property of such type of Pledged Collateral owned or held by the Pledgors.

          (m) Insurance. Each Pledgor shall at all times keep the Inventory and Equipment insured, at such Pledgor's own expense against fire, theft and other risks to which the Pledged Collateral may be subject, in such amounts and with such deductibles as would be maintained by a prudent operator of businesses similar to the business of such Pledgor in the locations where such business is conducted. Each policy or certificate with respect to such insurance shall be endorsed to the Trustee's reasonable satisfaction for the benefit of the Trustee (including, without limitation, by naming the Trustee as an additional named insured and loss payee as the Trustee may request) and a certificate of such insurance shall be delivered to the Trustee. Each such policy shall state that to the extent reasonably obtainable it cannot be cancelled without 30 days' prior written notice to the Trustee. At least 30 days prior to the expiration of any such policy of insurance, each Pledgor shall deliver to the Trustee an insurance certificate evidencing renewal or extension of such policy. If any Pledgor shall fail to insure such Pledged Collateral to the Trustee's reasonable satisfaction, the Trustee shall have the right (but shall be under no obligation) upon reasonable notice to such Pledgor to advance funds to procure or renew or extend such insurance, and such Pledgor agrees to reimburse the Trustee for all costs and expenses thereof, with interest on all such funds from the date advanced until paid in full at the highest rate then in effect under the Indenture. In case of any loss or damage to any of the Pledged Collateral, all proceeds of insurance maintained by Pledgor shall be paid to Trustee as Trust Moneys pursuant to

     Article 12 of the Indenture and shall be subject to retention and disbursement by Trustee in accordance with the terms of the Indenture.

          (n) Payment of Taxes; Claims. Each Pledgor shall pay promptly before the same become delinquent all Charges. Notwithstanding the foregoing, each Pledgor may at its own expense contest the validity, amount or applicability of any such Charge by appropriate legal proceedings; provided, however, that (i) any such contest shall be conducted in good faith by appropriate proceedings instituted with reasonable promptness and diligently conducted and (ii) in connection with such contest, such Pledgor shall have (A) made provision for the payment of such contested obligation on such Pledgor's books if and to the extent required by GAAP or (B) subject to the provisions of the Intercreditor Agreements, deposited with Trustee a sum sufficient to pay and discharge such charge and Trustee's estimate of all interest and penalties related thereto, properly bonded such amount or obtained a stay of enforcement of any such Lien pending the final determination of such proceeding or (C) in the case of any contested judgment, delivered to Trustee an instrument in which an appropriate insurance carrier shall have agreed in writing that full insurance coverage (subject to a customary deductible) exists in respect of such contested judgment. Notwithstanding the foregoing provisions of this Section 6(n),
     (i) no contest of any such charge may be pursued by such Pledgor if such contest would expose Trustee or any other Secured Party to (A) any possible criminal liability or, (B) unless such Pledgor shall have furnished a bond or other security therefor reasonably satisfactory to Trustee, any additional civil liability for failure to comply with its obligations with respect to such charge and (ii) if at any time payment of any charge shall become necessary to prevent the imposition of remedies because of non-payment, such Pledgor shall pay the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

          (o) Access to Books and Records. Upon reasonable request to such Pledgor, the Trustee shall have full and free access during normal business hours to all of the books, correspondence and records of such Pledgor relating to the Pledged Collateral, and the Trustee and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Pledgor agrees to render to the Trustee, at such Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested by the Trustee with regard thereto.

          (p) Acquisition Documents. Each Pledgor to the extent it is a party thereto, shall perform and comply with the terms and conditions of all Acquisition Documents. Except to the extent that any of the following would not adversely affect the rights of Trustee under the Asset Purchase Agreement, each Pledgor to the extent it is a party thereto, shall not without the consent of Trustee (i) cancel or terminate the Asset Purchase Agreement or consent to or accept any cancellation or termination thereof,
     (ii) amend, supplement or otherwise modify the Asset Purchase Agreement,
     (iii) waive any default under or breach the Asset Purchase Agreement or waive, fail to enforce, forgive or release any right, interest, or entitlement of any kind, howsoever arising under or in respect of the Asset Purchase Agreement or, vary or agree to the variation of any of the provisions of the Asset Purchase Agreement or of the performance of any other Person under the Asset Purchase Agreement, (iv) petition, request or take any other legal or administrative action which seeks, or may be expected, to rescind, terminate or suspend, the Asset Purchase Agreement or amend or modify any thereof. Each Pledgor to the extent it is a party thereto, shall not, other than in the ordinary course of business consistent with prudent business practices: (i) cancel or terminate any of the Acquisition Documents (other than the Asset Purchase Agreement) or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any of the Acquisition Documents (in each case as in effect on the date hereof) (other than the Asset Purchase Agreement), (iii) waive any default under or breach of any of the

     Acquisition Documents(other than the Asset Purchase Agreement) or waive, fail to enforce, forgive or release any right, interest, or entitlement of any kind, howsoever arising, under or in respect of such Acquisition Documents (other than the Asset Purchase Agreement) or, vary or agree to the variation of any of the provisions of any of such Acquisition Documents (other than the Asset Purchase Agreement) or of the performance of any other Person under any of such Acquisition Documents (other than the Asset Purchase Agreement), or (iv) petition, request or take any other legal or administrative action which seeks, or may be expected, to rescind, terminate or suspend, any of the Acquisition Documents (other than the Asset Purchase Agreement) or amend or modify any thereof. Each Pledgor shall notify Trustee in the event it receives any notices of default with respect to the Acquisition Documents and shall forward promptly copies of any such notices to Trustee. Following the occurrence and during the continuance of an Event of Default, in the event of any Pledgor's default under any of the Acquisition Documents to the extent it is a party thereto, the parties thereto shall permit Trustee to cure such default and thereafter perform any of such Pledgor's obligations thereunder and such performance by Trustee will not constitute a default under any such Acquisition Document.

     Section 7. Special Provisions Concerning General Collateral.

     (a) Incorporation by Reference of the Revolving Credit Agreement. Each of the provisions of Sections 11(a), (f), (g), (j), (k) and (l) and 12(a) of the Revolving Credit Agreement as in effect on the date hereof is restated herein in their entirety (including all defined terms referenced therein) mutatis mutandis. Each Pledgor shall at all times comply with the provisions of such sections as if it were a "Borrower" or "Company," as applicable, as referenced therein, including, without limitation, at such time as the Revolving Credit Facility shall be paid or otherwise satisfied in full. The representations, warranties and covenants set forth in this Section 7(a) with respect to the Secondary Collateral (excluding the Existing Mortgage Equipment) shall not be deemed to be untrue when made or deemed made for purposes of this Agreement unless the representations and warranties fail to be true with respect to a material portion of the Secondary Collateral (excluding the Existing Mortgage Equipment), taken as a whole.

     (b) Instruments. Upon the occurrence and during the continuance of any Event of Default, each Pledgor shall, subject to the provisions of the Intercreditor Agreements, deliver to the Trustee, within five days after receipt thereof by such Pledgor, any Instrument evidencing Accounts which is in the principal amount of $500,000 or more. Any Instrument delivered to the Trustee pursuant to this Section 7(b) shall be appropriately endorsed (if applicable) to the order of the Trustee, as agent for the Secured Parties, and shall be held by the Trustee as further security hereunder; provided, however, that so long as no Default shall have occurred and be continuing, the Trustee shall, promptly upon request of such Pledgor, make appropriate arrangements for making any Instrument pledged by such Pledgor available to such Pledgor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Trustee, against trust receipt or like document).

     (c) Maintenance of Equipment. Each Pledgor shall cause the Equipment to be maintained and preserved in operating condition, repair and working order, ordinary wear and tear and casualty loss excepted, and to the extent consistent with current business practice and shall forthwith, or in the case of any loss or damage which (individually or in the aggregate) exceeds $500,000 to any of the Equipment (of which prompt notice shall be given to the Trustee) as quickly as commercially reasonable (including, without limitation, delays caused by the failure to receive insurance proceeds relating thereto in a timely fashion) after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable in the conduct of such Pledgor's business.

     (d) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the Inventory, the applicable Pledgor shall not permit such warehouse receipt or receipt in the nature thereof to be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).

     (e) Consents to Assignment of Contracts. To the extent that any contract or other agreement of any Pledgor is listed on Schedule VII annexed hereto, such Pledgor after the occurrence of an Event of Default and during the continuance thereof and at the written request of Trustee shall use commercially reasonable efforts to cause the counterparty thereto to deliver the consent required therein within 30 days after the date hereof. For purposes of this Section 7(e), "commercially reasonably efforts" shall not require such Pledgor to pay or cause to be paid any renumeration to any such counterparty in order to obtain such consent to the extent that it would be commercially unreasonable to do so.

     (f) Fair Labor Standards Act. If applicable, any goods now or hereafter produced by each Pledgor included in the Pledged Collateral have been and will be produced in compliance in all material respects with the requirements of the Fair Labor Standards Act of 1938, as amended.

     Section 8. Special Provisions Concerning Securities Collateral.

     (a) Pledge of Additional Securities. Subject to the provisions of the Intercreditor Agreements, each Pledgor shall, upon obtaining any Pledged Securities of any Person, accept the same in trust for the benefit of the Trustee and promptly (and in any event within five Business Days) deliver to the Trustee a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 annexed hereto (each, a "Pledge Amendment"), and the certificates and other documents required under Sections 5(a) and 5(b) in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien and security interest hereby created on and in respect of such Pledged Securities. Each Pledgor hereby authorizes the Trustee to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Trustee shall for all purposes hereunder be considered Pledged Collateral.

     (b) Voting Rights; Distributions; etc.

          (i) So long as no Event of Default shall have occurred and be continuing:

               (A) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes of this Agreement, the Indenture or any other Collateral Document; provided, however, that no Pledgor shall in any event exercise such rights in any manner which may have a material adverse effect on the value of the Pledged Collateral taken as a whole or the security intended to be provided by this Agreement.

               (B) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Trustee to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

               (C) The Trustee shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 8(b)(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 8(b)(i)(B) hereof.

          (ii) Upon the occurrence and during the continuance of any Event of
     Default:

               (A) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 8(b)(i)(A) hereof without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights.

               (B) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to
          Section 8(b)(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.

          (iii) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Trustee appropriate instruments as the Trustee may reasonably request in order to permit the Trustee to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 8(b)(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 8(b)(ii)(B) hereof.

          (iv) All Distributions which are received by any Pledgor contrary to the provisions of Section 8(b)(ii)(B) hereof shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Trustee as Pledged Collateral in the same form as so received (with any necessary endorsement).

     (c) No New Securities. Except as permitted by Section 10(c) hereof, each Pledgor shall cause each issuer of the Pledged Securities not to issue any stock or other securities or equity interests in addition to or in substitution for the Pledged Securities issued by such issuer, except to such Pledgor.

     (d) Operative Agreements. Each Pledgor has delivered to the Trustee true, correct and complete copies of its Operative Agreements. The Operative Agreements are in full force and effect, have not as of the date hereof been amended or modified, except as shall be delivered to the Trustee on or before the date hereof, and to the knowledge of such Pledgor, after due inquiry, there is no existing default by any party thereunder or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder. Each Pledgor shall deliver to the Trustee a copy of any notice of default given or received by it under any Operative Agreement within ten (10) days after such Pledgor gives or receives such notice. Except to the extent permitted by the Indenture, no Pledgor will terminate or agree to terminate any Operative Agreement or make any amendment or modification to any Operative Agreement which would have a material adverse effect on the value of the Pledged Interests or the security intended to be provided by this Agreement.

     (e) Defaults, etc. Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and to its knowledge, after due inquiry, such Pledgor is not in violation of any other material provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder. To the knowledge of such Pledgor, after due inquiry, no Pledged Securities pledged by such Pledgor are subject to any defense, offset or counterclaim, nor has any Pledgor received written notice that the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Operative Agreements and certificates, if any, delivered to the Trustee) which evidence any Pledged Securities of such Pledgor.

     Section 9. Special Provisions Concerning Intellectual Property Collateral.

     (a) Grant of License. Subject to the Intercreditor Agreements, for the purpose of enabling the Trustee, during the continuance of an Event of Default, to exercise rights and remedies under Section 13 hereof at such time as the Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Trustee, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Pledgor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

     (b) Registrations. Except pursuant to licenses and other user agreements entered into by any Pledgor in the ordinary course of business, that are listed in Schedule V annexed hereto, on and as of the date hereof (i) except as set forth on Schedule V annexed hereto, each Pledgor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in Schedules II, III and IV, and (ii) to the knowledge of such Pledgor, after due inquiry, all registrations listed in Schedules II, III and IV are valid and in full force and effect.

     (c) No Violations or Proceedings. To each Pledgor's knowledge, on and as of the date hereof, (i) except as set forth in Schedule V annexed hereto, there is no violation by others of any right of such Pledgor with respect to any Copyright, Patent or Trademark listed in Schedules II, III and IV annexed hereto, respectively, pledged by it under the name of such Pledgor, (ii) such Pledgor is not infringing upon any Copyright, Patent or Trademark of any other Person and (iii) no proceedings have been instituted or are pending against such Pledgor or, to such Pledgor's knowledge, after due inquiry, threatened in writing, and no claim against such Pledgor has been received by such Pledgor, alleging any such violation, except as may be set forth in Schedule V.

     (d) Protection of Trustee's Security. Subject to the provisions of the Intercreditor Agreements, on a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following receipt of notice thereof, notify the Trustee of (A) any adverse determination in any proceeding in the United

States Patent and Trademark Office or the United States Copyright Office with respect to any Patent, Trademark or Copyright which would have a material adverse effect on the value of the Intellectual Property, taken as a whole, or
(B) the institution of any proceeding or any adverse determination in any federal, state or local court or administrative body regarding such Pledgor's claim of ownership in or right to use the Intellectual Property Collateral, its right to register the Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, (ii) maintain and protect the Intellectual Property Collateral necessary for the operation of the Pledgors' business, taken as a whole, as presently conducted and as contemplated by the Indenture, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral necessary for the operation of the Pledgors' business, taken as a whole, as presently conducted and as contemplated by the Indenture, and not settle or compromise any pending or future litigation or administrative proceeding with respect to the Intellectual Property Collateral necessary for the operation of the Pledgors' business, taken as a whole, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Trustee in writing of any event which may reasonably be expected to have a material adverse affect on the value or utility of the Intellectual Property Collateral or any portion thereof necessary for the operation of the Pledgors' business, taken as a whole, the ability of such Pledgor or the Trustee to dispose of the Intellectual Property Collateral or any portion thereof or the rights and remedies of the Trustee in relation thereto, including, without limitation, a levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof, (v) not license the Intellectual Property Collateral other than licenses entered into by such Pledgor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that adversely affects the right to receive payments thereunder, or in any manner that would impair the value of the Intellectual Property Collateral, taken as a whole, or the Lien and security interest in the Intellectual Property Collateral, taken as a whole, intended to be granted to the Trustee for the benefit of the other Secured Parties, (vi) until the Trustee exercises its rights to make collection, diligently keep adequate records respecting the Intellectual Property Collateral and (vii) furnish to the Trustee from time to time pursuant to the provisions of the Indenture and at the written reasonable request of Trustee therefor statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Trustee may from time to time reasonably request, all in reasonable detail.

     (e) After-Acquired Property. If any Pledgor shall, at any time before the Secured Obligations have been paid in full (i) obtain any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Patent, or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto and any such item enumerated in clauses (i) or (ii) of this Section 9(e) with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution of this Agreement and be subject to the Lien and security interest created by this Agreement without further action by any party other than actions required to perfect such Lien and security interest. Each Pledgor shall promptly provide to the Trustee written notice of any of the foregoing. Each Pledgor agrees, with reasonable promptness following a written request by the Trustee, to confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses
(i) and (ii) of this Section 9(e) if such would have constituted Intellectual Property Collateral at the time of execution of this Agreement by execution of an instrument in form reasonably acceptable to the Trustee.

     (f) Modifications. After the occurrence and during the continuance of an Event of Default, each Pledgor authorizes the Trustee to modify this Agreement by amending Schedules II, III, IV and V hereto to include any future Intellectual Property Collateral of such Pledgor, including, without limitation, any of the items listed in Section 9(e).

     (g) Applications. Each Pledgor shall file and prosecute diligently all applications for the Patents, the Trademarks or the Copyrights now or hereafter pending that such Pledgor deems to be necessary to the operation of the Pledgors' business, taken as a whole, as presently conducted and as contemplated by the Indenture to which any such applications pertain, and shall do all acts necessary to preserve and maintain all rights in the Intellectual Property Collateral necessary to the operation of such Pledgor's business as presently conducted and as contemplated by the Indenture. Any and all costs and expenses incurred in connection with any such actions shall be borne by the Pledgors. Except in the ordinary course of business consistent with prudent business practice and as may otherwise be specified in Section 10.06 of the Indenture, no Pledgor shall abandon any right to file a Patent, Trademark or Copyright application, or any pending Patent, Trademark or Copyright.

     (h) Litigation.

          (i) Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions for infringement, counterfeiting, unfair competition, dilution or other damage as are in its reasonable business judgment necessary to protect the Intellectual Property Collateral. Each Pledgor shall promptly notify the Trustee in writing as to the commencement and prosecution of any such actions, or threat thereof relating to the Intellectual Property Collateral if any such action or threat would in the judgment of such Pledgor materially and adversely affect the value of the Intellectual Property Collateral, taken as a whole, and shall provide to the Trustee such information with respect thereto as may be reasonably requested by the Trustee. Each Pledgor shall indemnify and hold harmless each Secured Party for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, expenses or disbursements (including reasonable attorneys' fees and expenses) of any kind whatsoever which may be imposed on, incurred by or asserted against such Secured Party in connection with or in any way arising out of such suits, proceedings or other actions.

          (ii) Upon the occurrence and during the continuance of any Event of Default, the Trustee shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Trustee or the other Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the written request of the Trustee, do any and all lawful acts and execute any and all documents reasonably requested by the Trustee in aid of such enforcement and the Pledgors shall promptly, upon demand, reimburse and indemnify the Trustee, as the case may be, for all costs and expenses (including reasonable fees and expenses of counsel) incurred by the Trustee in the exercise of its rights under this Section 9(h). In the event that the Trustee shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the written request of the Trustee, to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, counterfeiting or other diminution in value of any of the Intellectual Property Collateral, taken as a whole, by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any person so infringing necessary to prevent such infringement unless such Pledgor has determined that such Intellectual Property Collateral that is the subject of any pending or contemplated infringement or enforcement action or proceeding does not contain or represent any value or utility (other than of an immaterial nature), consistent with prudent business practice.

     Section 10. Transfers and Other Liens. No Pledgor shall (a) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder, except as permitted by the Indenture or this Agreement, (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral pledged by it hereunder, other than (i) Primary Permitted Liens in the case of the Primary Collateral, (ii) Secondary Permitted Liens in the case of the Secondary Collateral or (iii) Boise Permitted Liens in the case of the Boise Collateral or (c) permit any issuer of the Pledged Securities to merge, consolidate or change its legal form, unless all of the outstanding equity interests of the surviving or resulting entity are, upon such merger or consolidation, pledged hereunder (unless such surviving or resulting entity is a Foreign Subsidiary, in which case 65% of such equity interests shall be pledged hereunder) and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other entity that was merged into or consolidated with such issuer, unless such cash, securities or other property is deposited in the Collateral Account or otherwise pledged to the Trustee and such Pledgor has otherwise complied with all applicable provisions of the Indenture.

     Section 11. Reasonable Care. The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Trustee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Trustee nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Trustee or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

     Section 12. Remedies upon Default.

     (a) Obtaining the Pledged Collateral upon Event of Default.

     If any Event of Default shall have occurred and be continuing, then and in every such case, subject to the terms of the Intercreditor Agreements, the Trustee may:

          (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor's premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

          (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral, including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and Contracts) constituting part of the Pledged Collateral to make any payment required by the terms of such instrument or agreement directly to the Trustee, and in connection with any of the foregoing, to compromise, to settle, or to extend the time for payment and making other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to the Trustee;

          (iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any or all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

          (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Trustee at any place or places so designated by the Trustee, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Trustee and there delivered to the Trustee, (B) store and keep any Pledged Collateral so delivered to the Trustee at such place or places pending further action by the Trustee; and
     (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor's obligation to deliver the Pledged Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, the Trustee shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

          (v) Retain and apply the Distributions to the Secured Obligations as provided in Section 13 hereof; and

          (vi) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral.

     (b) Disposition of the Pledged Collateral.

     (i) Upon the occurrence and during the continuance of any Event of Default, the Trustee may from time to time, in accordance with the terms of and at the times, if any, specified in the Indenture and/or the Intercreditor Agreements, exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the UCC, and the Trustee may also in its sole discretion, subject to the terms of the Intercreditor Agreement, without notice except to the extent required by law, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable. Except to the extent not permitted by law, the Trustee or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Except to the extent not permitted by law, each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Trustee arising by reason of the fact that the price at which any

Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

     (ii) Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

     (c) Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Trustee's taking possession or the Trustee's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee's rights hereunder, and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Trustee shall not be liable for any incorrect or improper payment made pursuant to this Section 14 in the absence of gross negligence or willful misconduct. Except to the extent not permitted by law, any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

     (d) Certain Sales of Pledged Collateral. Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any foreign Governmental Authority, the Trustee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Trustee shall have no obligation to engage in public sales.

     (e) Certain Sales of Securities Collateral.

     (i) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

     (ii) If the Trustee determines to exercise its right to sell any or all of the Securities Collateral, upon written request, the applicable Pledgor shall from time to time furnish to the Trustee all such information as the Trustee may reasonably request in order to determine the number of securities included in the Securities Collateral which may be sold by the Trustee as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

     Section 13. Application of Proceeds. The proceeds received by the Trustee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Trustee of its remedies as a secured creditor as provided in Section 12 hereof shall be applied, together with any other sums then held by the Trustee pursuant to this Agreement, promptly by the Trustee in the manner set forth in the Indenture and/or the Intercreditor Agreements.

     Section 14. Miscellaneous.

     (a) Expenses. Each Pledgor will upon demand pay to the Trustee the amount of any and all expenses reasonably incurred, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Trustee may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement,
(iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of the Trustee or any Secured Party hereunder or (v) the failure by any Pledgor to perform or observe any of the provisions hereof. All amounts payable by any Pledgor under this Section 14(a) shall be due upon demand and shall be part of the Secured Obligations. Each Pledgor's obligations under this Section 14(a) shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations hereunder.

     (b) No Waiver; Cumulative Remedies.

          (i) No failure on the part of the Trustee to exercise, no course of dealing with respect to, and no delay on the part of the Trustee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Trustee be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

          (ii) In the event that the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case, the Pledgors, the Trustee and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Trustee and the other Secured Parties shall continue as if no such proceeding had been instituted.

     (c) Actions by Trustee. The Trustee has been appointed as Trustee pursuant to the Indenture. The actions of the Trustee hereunder are subject to the provisions of the Indenture. The Trustee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement, the Indenture and or the Intercreditor Agreements. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Trustee may resign and a successor Trustee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Trustee by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Trustee under this Agreement, and the retiring Trustee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Trustee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Trustee.

     (d) Trustee May Perform; Trustee Appointed Attorney-in-Fact. If any Pledgor shall fail in a material respect to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of any Pledgor contained herein shall be breached such that the effect of such failure or breach would have a material adverse effect on the value of the Pledged Collateral, taken as a whole, or an adverse effect or the Lien and security interest granted herein the Trustee may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Trustee shall be paid by the Pledgors promptly upon demand therefor, with interest at the highest rate then in effect under the Indenture during the period from and including the date on which such funds were so expended to the date of repayment. Each Pledgor's obligations under this
Section 14(d) shall survive the termination of this Agreement and the discharge of such Pledgor's other obligations under this Agreement, the Indenture and the other Credit Documents. Each Pledgor hereby appoints the Trustee its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Trustee's discretion to take any action and to execute any and all instruments consistent with the terms of this Agreement, the Indenture and the other Collateral Documents which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

     (e) Indemnity.

          (i) Indemnity. Each Pledgor agrees to indemnify, pay and hold harmless the Trustee and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Trustee and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), reasonable expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Indenture or any other Collateral Document (including, without limitation, any misrepresentation by any Pledgor in this Agreement, the Indenture or any other Collateral Document) (the "indemnified liabilities"); provided, however, that no Pledgor shall have any obligation to an Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such indemnified liability arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them to the extent such right of contribution is not in violation of any law or public policy.

          (ii) Survival. The obligations of the Pledgors contained in this
     Section 14(e) shall survive the termination of this Agreement and the discharge of the Pledgors' other obligations under this Agreement, the Indenture and under the other Collateral Documents.

          (iii) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

     (f) Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Trustee. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by any Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, the Indenture or any other Collateral Document, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

     (g) Termination; Release. When all the Secured Obligations have been paid in full this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Indenture, the Trustee shall, upon the request and at the sole cost and expense of the Pledgors, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Trustee, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of the Trustee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

     (h) Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Indenture, as to any Pledgor, addressed to it at the address of such Pledgor set forth in the Indenture and as to the Trustee, addressed to it at the address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this
Section 14(h); provided, however, that notices to the Trustee or any Pledgor shall not be effective until received by the Trustee or such Pledgor.

     (i) Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer, to the extent that such assignment or transfer does not violate any applicable Federal or state securities law, any indebtedness held by it secured by this Agreement to any other

Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture.

     (j) Joinder of Affiliates. Each Affiliate of the Issuer which from time to time after the initial date of this Agreement is required under the Indenture to pledge any assets to the Trustee for its benefit and of the other Secured Parties may become a party hereto upon execution and delivery to the Trustee of a joinder agreement substantially in the form attached hereto as Exhibit 3, and upon such execution and delivery shall be deemed to be a "Guarantor" and a "Pledgor" for all purposes hereunder.

     (k) GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMITTED BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     (l) CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR OR THE TRUSTEE WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS OF ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR AND THE TRUSTEE ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH PLEDGOR AND THE TRUSTEE AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO EACH PLEDGOR AND THE TRUSTEE AT ITS ADDRESS SET FORTH IN THE INDENTURE OR AT SUCH OTHER ADDRESS OF WHICH THE TRUSTEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY ANY PLEDGOR OR THE TRUSTEE REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE TRUSTEE OR ANY PLEDGOR TO BRING PROCEEDINGS AGAINST ANY PLEDGOR OR THE TRUSTEE IN THE COURTS OF ANY OTHER JURISDICTION. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     (m) Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     (n) Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

     (o) Obligations Absolute. Subject to the Indenture and applicable law, all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

          (ii) any lack of validity or enforceability of the Indenture or any Collateral Document, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, or any other Collateral Document, or any other agreement or instrument relating thereto;

          (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture or any Collateral Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 14(o) hereof; or

          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

     (p) Future Advances. This Agreement shall secure the payment of any amounts advanced from time to time pursuant to the Indenture.

     IN WITNESS WHEREOF, the Pledgors and the Trustee have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                   AMERICAN TISSUE INC.,
                                        as Pledgor


                                   By: /s/ Nourollah Elghanayan
                                        ----------------------------------
                                        Nourollah Elghanayan
                                        Chairman of the Board


                                   By:  /s/ Mehdi Gabayzadeh
                                        ----------------------------------
                                        Mehdi Gabayzadeh
                                        President




                                   AMERICAN CELLULOSE MILL CORP.,
                                   AMERICAN TISSUE CORPORATION,
                                   AMERICAN TISSUE MILLS OF NEW HAMPSHIRE, INC., AMERICAN TISSUE MILLS OF NEW YORK, INC., AMERICAN TISSUE MILLS OF OREGON, INC., AMERICAN TISSUE MILLS OF WISCONSIN, INC., BERLIN MILLS RAILWAY, INC.,
                                   CROWN VANTAGE - NEW HAMPSHIRE ELECTRIC, INC., GILPIN REALTY CORP.,
                                   TAGSONS PAPERS, INC.,
                                        each as a Pledgor


                                   By:  /s/ Nourollah Elghanayan
                                        ----------------------------------
                                        Nourollah Elghanayan
                                        Chairman of the Board


                                   By:  /s/ Mehdi Gabayzadeh
                                        ----------------------------------
                                        Mehdi Gabayzadeh
                                        President

                                   100 REALTY MANAGEMENT LLC,
                                   AMERICAN TISSUE MILLS OF GREENWICH LLC,
                                   AMERICAN TISSUE MILLS OF NEENAH LLC,
                                   CALEXICO TISSUE COMPANY LLC,
                                   CORAM REALTY LLC,
                                   ENGINEERS ROAD, LLC,
                                   GRAND LLC,
                                   HYDRO OF AMERICA LLC,
                                   LANDFILL OF AMERICA LLC,
                                   MARKWOOD LLC,
                                   PAPER OF AMERICA LLC,
                                   PULP & PAPER OF AMERICA LLC,
                                   PULP OF AMERICA LLC,
                                   RAILWAY OF AMERICA LLC,
                                   SARATOGA REALTY LLC,
                                   UNIQUE FINANCING LLC,
                                        each as a Pledgor


                                   By:  /s/ Nourollah Elghanayan
                                        ----------------------------------
                                        Nourollah Elghanayan
                                        Manager


                                   By:  /s/ Mehdi Gabayzadeh
                                        ----------------------------------
                                        Mehdi Gabayzadeh
                                        Manager



                                        THE CHASE MANHATTAN BANK,
                                             as Trustee


                                        By:  /s/ Kathleen Perry
                                             ----------------------------------
                                             Name:  Kathleen Perry
                                             Title: Vice President